Exhibit 99.1

PRIVATE AND CONFIDENTIAL

April 24, 2007

VIA E-MAIL

Gregg Lemkau
Managing Director
Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

Dear Gregg:

We acknowledge receipt on April 20, 2007, of the undated letter from Genesis HealthCare Corporation (“Genesis” or the “Company”) waiving the standstill obligations of Fillmore Capital Partners, LLC (“Fillmore”) pursuant to the sixth paragraph of the Letter Agreement dated November 15, 2006, between Fillmore and the Company. In reliance on that waiver, Fillmore is pleased to submit this proposal on behalf of certain of Fillmore’s affiliates to acquire the Company for $64.75 per share in cash,

We are confident that our proposal constitutes a “Superior Proposal” as defined in the Merger Agreement by and among FC-GEN Acquisition, Inc., GEN Acquisition Corp. and the Company dated as of January 15, 2007, as amended (the “Formation Agreement”). As noted below, we expect to deliver value to the Genesis shareholders in the same time frame as could be done under the Formation Agreement. As stated in our letters dated December 1, 2006, December 22, 2006; January 11, 2007 and January 14, 2007, we believe that the acquisition and privatization of Genesis constitutes a compelling investment opportunity, and we continue to believe that Fillmore is best positioned, from both a patient care and financial perspective, to consummate a transaction expeditiously that will be attractive to the Genesis shareholders.

On January 14, 2007, we provided the Company’s legal counsel with the following documents:

1.	Proposed Merger Agreement, together with a detailed mark up of the Merger Agreement in the form the Company’s counsel provided.

2.	Proposed Equity Commitment Letter from Fillmore Strategic Investors, L.L.C. to Drumm Investors LLC (“Drumm,”
the parent of Beverly Enterprises, Inc. (“Beverly”)).

FILLMORE CAPITAL PARTNERS FOUR EMBARCADERO CENTER SUITE 710 SAN FRANCISCO CA 94111 PHONE 415-834-1477 FAX 415-834-1475

Gregg Lemkau
April 24, 2007

3.	Proposed Limited Guarantee of Fillmore Strategic Investors, L.L.C.

4.	Executed Debt Financing Commitment Letter from Credit Suisse Securities (USA) LLC and Credit Suisse dated
January 11, 2007.

5.	Consolidated Balance Sheet of Drumm.

We hereby request that the Company make available to Fillmore and its financing sources information with respect to the Company and its subsidiaries that updates the information provided to us between November 15, 2006, and January 14, 2007, including copies of the schedules and exhibits to the Formation Agreement omitted from the forms filed publicly with the Securities and Exchange Commission and the information that would appear on updated disclosure schedules to our proposed Merger Agreement. Upon receipt and review of this information, we are prepared to execute a Merger Agreement, Equity Commitment Letter and Limited Guarantee containing terms and conditions no less favorable to the Company than the forms we presented to the Company on January 14, 2007. We also confirm to you that the Drumm consolidated balance sheet continues to improve since the date of the balance sheet previously supplied. In addition, we believe that upon updating its review of the Company’s diligence materials Credit Suisse and/or a comparable institution will provide an expanded debt financing commitment letter no less favorable to the Company than that it previously executed.

Purchase Price: Fillmore proposes to acquire all of the outstanding stock of the Company for $64.75 per share (the “Purchase Price”). Our proposal is based on 24,551,735 shares outstanding (including basic and restricted shares, options and shares convertible though the Convertible Senior Subordinate Debentures). We continue to believe our proposal offers an extremely attractive valuation for the Genesis shareholders.

Form of Consideration and Litigation: The Purchase Price would be paid in cash at closing. Upon execution of our proposed Merger Agreement, counsel for Drumm in the matter encaptioned Drumm Investors, LLC v. Genesis Healthcare Corp., Docket No, 07-02856 (Chester Cty. PA) will file an appropriate notice of discontinuance.

Financing and Structure: We will finance the transaction through a combination of our own equity capital and third-party indebtedness. We have an irrevocable equity commitment from the institutional investor previously identified to you. We expect an updated and expanded binding commitment letter from Credit Suisse and/or a comparable institution to provide $3.55 billion of debt financing, the proceeds of which together with our equity investment will fund the acquisition of the Company, refinance indebtedness and pay transaction costs and expenses. Enclosed for your information as Exhibit A to this proposal letter is an updated sources and uses table for the acquisition.

FILLMORE CAPITAL PARTNERS FOUR EMBARCADERO CENTER SUITE 710 SAN FRANCISCO CA 94111 PHONE 415-834-1477 FAX 415-834-1475

Gregg Lemkau
April 24, 2007

Timing and Conditions: We are confident in our ability to obtain the necessary regulatory approvals and complete the transaction in an expeditious manner. In certain states in which Genesis operates both our proposed merger and the merger under the Formation Agreement require approval from state regulatory agencies prior to closing. Two of those states are Massachusetts and Rhode Island, each of which has a 90-day review process. We have learned that the buyer under the Formation Agreement has filed applications in Massachusetts and Rhode Island to obtain the required approvals but that neither filing is complete enough to start the 90-day review process. It therefore appears that Fillmore will be able to obtain the necessary regulatory approvals to close on an acquisition of Genesis in the same timeframe as the closing could occur under the Formation Agreement. We note that when Fillmore acquired Beverly we submitted and received all necessary regulatory approvals less than four months after we signed the acquisition agreement, an extraordinarily short time period. We note that it has been more than three months since the Formation Agreement was signed and at least two 90-day clocks have not yet started. Based on our recent experience, and utilizing the same team that worked on the Beverly process, Fillmore is positioned to obtain all necessary regulatory approvals on an expedited basis, delivering value to the Genesis shareholders in a similar, or shorter, time period than can be done under the Formation Agreement.

Internal Approvals: All our required approvals necessary to enter into and consummate the transaction have been obtained.

Termination: Our proposal will remain in effect until 5:00 p.m. (EDT) on April 26, 2007; provided, however, that our offer shall be extended during any mutually agreed upon period when the Company is providing us with the information we have requested or we are engaged with the Company in negotiations intended to lead to the termination of the Formation Agreement and the execution of our proposed Merger Agreement.

Advisors: We have engaged the following advisors to facilitate the proposed transaction with Genesis: Credit Suisse, our financial advisor, and Dechert LLP, our legal advisor.

Contact Information: Please direct any questions regarding this proposal or the enclosed documents to the following contacts at Fillmore, Credit Suisse, or Dechert:

FILLMORE CAPITAL PARTNERS FOUR EMBARCADERO CENTER SUITE 710 SAN FRANCISCO CA 94111 PHONE 415-834-1477 FAX 415-834-1475

Gregg Lemkau
April 24, 2007

Fillmore Capital Partners, LLC: Credit Suisse:

Ronald E. Silva	Stuart Smith, Managing Director
President and Chief Executive Officer	Global Head of Healthcare Investment Banking
Fillmore Capital Partners, LLC	Credit Suisse
Four Embarcadero Center, Suite 710	Eleven Madison Avenue
San Francisco, CA 94111	New York, NY 10010
Tel: 415.834.1476	Tel: 212.325.3109
Fax: 415.834.1475	Fax: 646.935.7125
rsilva@fillmorecap.com	stuart.smith@credit-suisse.com

Dechert LLP

Joseph B. Heil
Dechert LLP
One Maritime Plaza
Suite 2300
San Francisco, CA 94111-3513
Tel: 415.262.4510
Fax: 415.869.3275
joseph.heil@dechert.com

We extend our thanks to the Company and Goldman Sachs for the opportunity to pursue the transaction contemplated hereby and look forward to working with you to complete this transaction.

Sincerely,

/s/ Ronald E. Silva
Ronald E. Silva
President and Chief Executive Officer
Fillmore Capital Partners, LLC

FILLMORE CAPITAL PARTNERS FOUR EMBARCADERO CENTER SUITE 710 SAN FRANCISCO CA 94111 PHONE 415-834-1477 FAX 415-834-1475

Exhibit A

Sources and Uses Table

Sources and Uses

Total Sources		Total Uses
($ in millions)		($ in millions)
__________________________________________________________________________________________________
1st Lien Term Loan	$ 750.0	Gazelle Equity Purchase Price ($64.75 per	$ 1,559.4
		share)
CMBS	2,800.0	Refinance Gazelle Long-Term Indebtedness	245.6
Assumption of Gazelle Capital Leases & VIE		Refinance Existing Beverly Term Loans	417.5
Indebtedness	113.0
Sponsor Equity[1]	242.5	Refinance Existing Beverly CMBS	1,400.0
		Assumption of Gazelle Capital Leases &
		VIE Indebtedness	113.0
		Gazelle Tender Premium (Sr. Sub Notes)	11.0
		Gazelle Convert Make-Whole Premium	26.4
		Prepayment Penalties on Existing Beverly
		Indebtedness	15.0
		Gazelle Severance Costs	12.6
		Estimated Transaction Expenses	90.0
		Gazelle Break-Up Fee	15.0
_________________________________________________ ______________________________________________
Total Sources $ 3,905.5		Total Uses $ 3,905.5
__________________________________________________________________________________________________
[1] Fillmore’s total contribution to the acquisition of Gazelle is $570 million of implied equity.

FILLMORE CAPITAL PARTNERS FOUR EMBARCADERO CENTER SUITE 710 SAN FRANCISCO CA 94111 PHONE 415-834-1477 FAX 415-834-1475